Exhibit 3.20

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CAMELBAK PRODUCTS, LLC

Effective as of February 29, 2012

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CamelBak Products, LLC, a Delaware limited liability company (the “Company”) is entered into by and among the Company and CamelBak Acquisition Corp., a Delaware corporation, the Company’s sole member (the “Member”) to be effective for all purposes as of February 29, 2012 (the “Effective Date”).

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act codified in Title 6 of the Delaware Code, Section 18-101, et seq., as now adopted or as may be hereafter amended (the “Act”) by filing its Certificate of Formation with the Secretary of State of the State of Delaware on October 8, 2003 (“Certificate of Formation”);

WHEREAS, the Member entered into a Limited Liability Company Agreement (the “Original Agreement”), dated as of November 12, 2003, and an Amended and Restated Limited Liability Company Agreement (the “Amended Agreement”), dated as of November 25, 2003, amending the Original Agreement and setting forth the rights, powers and interests of the members with respect to the Company and the Member’s interest therein (the “Membership Interest”) and to provide for the management of the business and operations of the Company; and

WHEREAS, the Member desires to amend and restate the Amended Agreement.

NOW, THEREFORE, for and in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

1.                                      Organization.

1.1                               Name.  The name of the limited liability company formed hereby is CamelBak Products, LLC (the “Company”).

2.                                      Registered Office; Registered Agent.  The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

3.                                      Principal Place of Business.  The principal place of business of the Company shall be located at 2000 S. McDowell Blvd., Suite 200, Petaluma, California, 94954, or at such other place or places as may be determined by the Board of Directors from time to time.

4.                                      Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

5.                                      Term.  Subject to Section 14.1 hereof, the term of the Company shall commence on the date of this Agreement and shall continue indefinitely.

6.                                      Member.

6.1                               Member.  The name and mailing address of the Member is: CamelBak Acquisition Corp., c/o Compass Group Management LLC, 61 Wilton Road, Second Floor, Westport, Connecticut 06880.

6.2                               Additional Members.  Additional Persons may be admitted as Members with the consent of the Member upon the execution of this Agreement by any such Person.

6.3                               Limited Liability.  Except to the extent provided by law, the Member shall not be bound by, or personally liable for, the expenses, liabilities or obligations of the Company.  Notwithstanding anything herein to the contrary, any indemnity by the Company related to the matter covered in this Agreement shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

7.                                      Allocations; Tax Treatment.

7.1                               Allocations.  All items of income, gain, loss, deduction and credit for federal and state income tax and book purposes shall be allocated to the Member.

7.2                               Tax Treatment of Company.  Solely for federal and state income tax purposes, it is intended that the Company will be disregarded as an entity separate from the Member as set forth in Section 301.7701-3(b)(1)(ii) of the Treasury Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended, and the corresponding provisions under California law.

7.3

8.                                      Distributions.

8.1                               Distributions.  All distributions shall be made to the Member.

8.2                               Limitation on Distributions.  No distribution shall be made to the extent that such distribution would violate the Act or any other applicable law.

9.                                      Management of the Company.

9.1                               Board of Directors/General Powers.  There is hereby established a committee of representatives (the “Board of Directors”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in this Agreement.  The business, property and affairs of the Company shall be managed by or under the authority of the Board of Directors.  The Board of Directors shall have all of the rights and powers which may be possessed by a “manager” under the Act, and such rights and powers as are otherwise conferred by law or by this Agreement or are necessary, advisable or convenient to the management of the business and affairs of the Company.

9.2                               Number, Qualifications, Terms and Removal  from Office.

(a)                                 The number of Directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the sole Member.  Each Director shall serve until the next annual Member meeting and until his or her successor shall have been elected and qualified, except in the event of his or her death, resignation or removal.  Directors need not be residents of Delaware.

(b)                                 A Director need not be a Member.

(c)                                  Directors may be removed from office with or without cause by the Member.

(d)                                 Unless otherwise provided in the Company’s Certificate of Formation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  if there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

9.3                               Quorum and Manner of Acting.

(a)                                 At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and any act of a majority of the Directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Formation.  If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)                                 In the event one or more of the Directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no event shall the quorum as adjusted by less than one third of the total number of Directors.

9.4                               Offices, Place of Meeting and Records.  The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Company at such place or places within or without the State of Delaware as the Board may from time to time determine.  The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Formation or this Agreement.

9.5                               Annual Meeting.  The Board of Directors may, but shall not be required, to hold an annual meeting for the purposes of organization, the election of officers and the transaction of other business.  If held, such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

9.6                               Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day.  Notice of regular meetings need not be given.

9.7                               Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by any two (2) of the Directors.  Notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her by electronic transmission or facsimile to the email address or facsimile number on file for the Director with the Company, or shall be sent to him or her by any other means permitted by statue, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held.  Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided.  Notice of any such meeting need not be given to any Director, however, if waived by him or her in writing or by any other means permitted by statute, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

9.8                               Organization.  At each meeting of the Board of Directors, the Chairman of the Board, if any, or in his or her absence, the President or, in his or her absence, a director chosen by a majority of the Directors present, shall act as chairman.  The person whom the chairman of the meeting shall appoint, or the Secretary or, in his or her absence, an Assistant Secretary, shall act as secretary of such meeting and keep the minutes thereof.

9.9                               Order of Business.  At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

9.10                        Resignation.  Any Director of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Company.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.11                        Compensation.  Unless otherwise restricted by the Certificate of Formation or this Agreement, the Board of Directors, or any committee designated by the Board of Directors, shall have the authority to fix the compensation of Directors.  Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committee may be allowed like compensation for attending committee meetings.

9.12                        Telephonic Meetings.  Unless otherwise restricted by the Certificate of Formation or this Agreement, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

9.13                        Committees.

(a)                                 The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)                                 In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have an may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the Member, any action or matter expressly required by the Act to be submitted to members for approval or (ii) adopting, amending or repealing any provision of this Agreement.

9.14                        Expenses.  The Company shall pay all Company Expenses.

10.                               Officers.

10.1                        Number.  The principal officers of the Company shall be a President, Secretary and a Treasurer.  The Board of Directors may also elect a Chairman of the Board, Chief Executive Officer and one or more Vice Presidents and/or Assistant Secretaries (the number thereof and the variations in title to be determined by the board of Directors).  In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 10.3.

10.2                        Election, Qualifications and Term of Office.  The officers of the Company shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal by the Board of Directors.

10.3                        Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

10.4                        Removal.  Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors.

10.5                        Resignation.  Any officer may resign at any time by giving written notice to the Board of Directors or the President.  Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

10.6                        Vacancies.  A vacancy in any office because of a death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Agreement for regular election or appointment to such office.

10.7                        Powers of Officers.  The Board of Directors shall have the authority to fix or limit the powers and authority of the officers of the Company to conduct transactions between the Company and other parties, contracts proposed to be entered into by or on behalf of the Company, and all other areas of business operation in which the officers of the Company may engage.

10.8                        Chairman of the Board.  The Chairman of the Board, if one is elected, shall be a director and shall preside at all meetings of the Board of Directors.  The Chairman shall have such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

10.9                        President.  Subject to determination by the board of Directors, the President shall be the chief executive officer of the Corporation, shall have general executive powers and shall have such specific powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

10.10                 Vice President.  Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned by the President.

10.11                 Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company, and shall deposit all such funds to the credit of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of this Agreement.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the board of Directors or the Member, whenever the Board may so require, a statement of all transactions as Treasurer or the financial condition of the Company; and, in general, the Treasurer shall perform all the duties as from time to time may be assigned by the Board of Directors, any committee of the Board designated by it so to act or the President.

10.12                 Secretary.  The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the Board of Directors, and all Committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee or the President.

10.13                 Salaries.  The salaries of the principal officers of the Company shall be fixed from time to time by the Board of Directors or a committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he or she is a director of the Company.

11.                               Action by Consent.

11.1                        Consent by Directors.  Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without a vote and without prior notice if a consent thereto is signed or transmitted electronically, as the case may be, by the Chairman and at least seventy- five percent (75%) of the directors of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.  Such filing shall be in paper form if the minutes are maintained in paper from and shall be in electronic form if the minutes are maintained in electronic form.

11.2                        Member Consent/Member meetings.  Unless otherwise provided by the Certificate of Formation, any action required or permitted to be taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, in signed in a manner permitted by law by Member.  Written Member consents shall bear the date of signature of the representative of the Member who signs the consent in the manner permitted by law and shall be delivered to the Company via telegram, cablegram, facsimile, electronic mail or other electronic transmission.  For so long as the Company remains a single member limited liability company, the Company shall not be required to hold annual or special Member meetings.

12.                               {Reserved}

13.                               Indemnification of Directors, Officers and other Authorized Representatives.

13.1                        Indemnification.  The Company shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any Director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a Director of the Company or a predecessor company or a director or officer of another company, if such person served in such position at the request of the Company; provided, however, that the Company shall indemnify any such Director or officer in connection with a proceeding initiated by such Director or officer only if such proceeding was authorized by the Board of Directors of the Company.  The indemnification provided for in this Section 13 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under this Agreement, agreement or Member vote or disinterested Directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a Director, and (iii) inure to the benefit of the heirs, executors and administrators of a person who has ceased to be a Director.  The Company’s obligation to provide indemnification under this Section 13 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.

13.2                        Expenses.  Expenses incurred by a Director of the Company in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a Director of the Company (or was serving at the Company’s request as a director or officer of another company) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by relevant sections of the Act.  Notwithstanding the foregoing, the Company shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors of the Company that alleges willful misappropriation of company assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Company or any other willful and deliberate breach in bad faith of such agent’s duty to the Company or its Member.

13.3                        Contractual Obligation.  The foregoing provisions of this Section 13 shall be deemed to be a contract between the Company and each Director who serves in such capacity at any time while this Agreement is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

13.4                        Indemnity Discretion.  The Board of Directors in its sole discretion shall have power on behalf of the Company to indemnify any person, other than a Director, made a party to any action, suit or proceeding by reason of the fact that he or she, his testator or intestate, is or was an officer or employee of the Company.  To assure indemnification under this Section 13 of all Directors, officers and employees who are determined by the Company or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Company that may exist from time to time, Section 145 of the DGCL shall, for the purposes of this Section 13, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Company that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Company shall be deemed to have requested a person to serve the Company for purposes of Section 145 of the DGCL, as administrator of an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

13.3                        Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section.

13.4                        Scope.  The indemnification and advancement of expenses, as authorized by the preceding provisions of this Section 13, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, Member vote or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity.

14.                               Membership Interests /Transfer of Membership Interests.  The Membership Interests in the Company are securities governed by Article 8 of the Uniform Commercial Code (the “UCC”), shall be represented by certificates and are “certificated securities” as defined in Article 8 of the UCC.  Each such certificate shall be signed by an officer of the Company certifying the Membership Interests owned by the holder of such Membership Interests and stating the type and class of such Membership Interests.  All certificates for each type and class of membership Interest shall be consecutively numbered or otherwise identified.  The name of the Person to whom the Membership Interests represented thereby are issued, with the number, type and class of membership Interests and date of issue, shall be entered on the books of the Company and, until such Membership Interests are transferred on the books of the Company, such Person shall be deemed to be the owner of such membership Interests for all purposes.  The Member may Transfer all or any portion of its Membership Interest.  For purposes hereof, “Transfer” means, with respect to the Membership Interest, any sale, assignment, conveyance or other transfer of such Membership Interest (or any interest therein), whether voluntary or involuntary, including a transfer by operation of law.  Membership Interests shall only be transferred on the books of the Company by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Membership Interests endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps.  In the event, provided all other conditions to Transfer have been met, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books.

15.                               Dissolution and Winding Up of the Company.

15.1                        Dissolution of the Company.  The Company shall be dissolved upon the first to occur of any of the following events (each a “Terminating Dissolution”):

(a)                                 a determination by the Member to dissolve the Company; or

(b)                                 the entry of a decree of judicial dissolution under the Act.

15.2                        Winding Up of the Company.  Upon a Terminating Dissolution of the Company, the Board of Directors shall wind up the business and affairs of the Company in an orderly manner.  Company assets not previously distributed to the Member, or the proceeds therefrom to the extent the Board of Directors elects to liquidate the same, to the extent sufficient therefor, shall be applied and distributed in the following order:

(a)                                 To the payment and discharge of all of the Company’s debts and liabilities (other than in respect of the Member’s Membership Interest);

(b)                                 To the establishment of any reserve which the Board of Directors may deem reasonably necessary for any contingent liabilities or obligations of the Company; such reserve may be paid over by the Board of Directors to any bank or other acceptable party, as escrow agent, to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such reasonable period as shall be determined by the Board of Directors, for distribution of the balance, in the manner hereinafter provided in this Section 15.2; and

(c)                                  The balance of such assets or proceeds shall be distributed to the Member.

16.                               Books of Account and Accounting; Reports; Banking.

16.1                        Books of Account and Accounting.  The Company’s books and records shall be maintained at the principal place of business of the Company or at the offices of any provider of administrative or similar services to the Company as the Board of Directors may select.  The financial and accounting books and records of the Company may be maintained in accordance with such accounting procedures and principles as the Board of Directors may deem appropriate.

16.2                        Banking.  The Board of Directors or the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer or Secretary shall open and thereafter maintain one or more separate bank accounts in the name of the Company in which there shall be deposited all the funds of the Company.  No funds of any other Person shall be deposited in such account, and the funds in such account shall be used solely for the business of the Company.

17.                               Miscellaneous.

17.1                        Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

17.2                        Interpretation.  The indemnification provided in Section 13 is intended to comply with the requirements of, and provide indemnification rights substantially similar to those available to corporations incorporated under, the Delaware General Corporation Law as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation, and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the Delaware General Corporation Law.

17.3                        Section Headings.  Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

17.4                        Severability.  Each provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

17.5                        Amendment of Agreement.  This Agreement may be altered, amended or repealed or a new Agreement may be adopted by the Member.  Any amendment of this Agreement shall be effected in compliance with the applicable provisions of the Certificate of Formation.

17.6                        Governing Law.  Notwithstanding the place where this Agreement may be executed, all the terms and provisions hereof shall be construed under the laws of the State of Delaware.

17.7                        Interpretation.  Masculine, feminine and neuter pronouns used herein shall each include the other, and the use of the singular or plural includes the other unless the context clearly otherwise requires.  In addition, “or” is not exclusive unless the context clearly otherwise requires.

17.8                        Waiver of Notice.  Whenever any notice is required to be given by statute, this Agreement or the Certificate of Formation, a waiver thereof in writing, signed or otherwise delivered in form permitted by statute by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or any Committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission of notice of such meeting.

17.9                        Electronic Notice.  Without limiting the manner by which notice otherwise may be given effectively to Members and Directors, any notice to the Member or Directors given by the Company under any provision of the Act, the Certificate of Formation or this Agreement shall be effective if given by a form of electronic transmission consented to by the Member or Director to whom the notice is given.  Any such consent shall be revocable by the Member or Director by written notice to the Company.  Any such consent shall be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Company, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 17.9 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the Member or Director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Member or Director has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the Member or Director of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Member or Director.  An affidavit of the Secretary or an Assistant Secretary or either or their designees or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of this Agreement, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(Signature page follows)

IN WITNESS WHEREOF, this Second Amended and Restated Limited Liability Company Agreement of CamelBak Products, LLC is effective as of the date first above written.

CamelBak Acquisition Corp.,
a Delaware corporation

By:	/s/ David Swanson
Name:	David Swanson
Title:	Assistant Secretary

[SIGNATURE PAGE TO LIMITED COMPANY AGREEMENT OF CAMELBAK PRODUCTS, LLC]